As Filed with the Securities and Exchange Commission on May 5, 2000
                                                         Registration No. 333-
-------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------


                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            ----------------------

                               Time Warner Inc.
            (Exact name of registrant as specified in its charter)

                                   Delaware
        (State or other jurisdiction of incorporation or organization)

                                  13-3527249
                     (I.R.S. Employer Identification No.)

                             75 Rockefeller Plaza
                              New York, NY 10019
                                (212) 484-8000
                  (Address, including zip code, and telephone
                        number, including area code, of
                       registrant's principal executive
                                   offices)

                             Christopher P. Bogart
            Executive Vice President, Secretary and General Counsel
                               Time Warner Inc.
                             75 Rockefeller Plaza
                              New York, NY 10019
                                (212) 484-8000

      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With Copies To:

                                 Richard Hall
                            Cravath, Swaine & Moore
                               825 Eighth Avenue
                           New York, New York 10019
                                (212) 474-1000

          Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. | |

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: |X|

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |/

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                            ----------------------

                        CALCULATION OF REGISTRATION FEE

                                                    Proposed maximum   Proposed maximum
     Title of each class of         Amount to      offering price per aggregate offering         Amount of
   securities to be registered    be registered        unit(1)(2)          price(1)         registration fee(2)
Common Stock, par value $0.01 per    4,000,000           $85.03          $340,120,000             $90,000
share(3)........................
==================================================================================================================

(1)  Estimated solely for purposes of calculating the registration fee.

(2) Calculated in accordance with Rule 457(c) under the Securities Act based upon the average of the high and low price of the common stock of Time Warner Inc. on May 4, 2000, as quoted per the New York Stock Exchange Composite Transactions Tape.

(3) This Registration Statement also relates to Rights to Purchase Series A Participating Cumulative Preferred Stock ("Rights") of the registrant. Upon the occurrence of certain prescribed events, one Right will be issued for each share of common stock. Until the occurrence of such events, the Rights are not exercisable, will be evidenced by ownership of the common stock and will be transferred along with and only with the common stock.

                            ----------------------


          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

-------------------------------------------------------------------------------

          The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MAY 5, 2000

PROSPECTUS

                               4,000,000 Shares
                               Time Warner Inc.
                    Common Stock, Par Value $0.01 per Share

          This prospectus relates to 4,000,000 shares of common stock, par value $0.01 per share, of Time Warner Inc. that R.E. Turner, the Vice Chairman of Time Warner, may deliver to Merrill Lynch, Pierce, Fenner & Smith, Inc. in satisfaction of Mr. Turner's obligations to Merrill Lynch under a call option granted by Mr. Turner to Merrill Lynch on May 12, 1997. If Mr. Turner delivers the shares to Merrill Lynch, Merrill Lynch may then resell the shares or deliver them to persons from whom it borrowed shares of Time Warner common stock for the purpose of making short sales on its account. If Mr. Turner does not deliver the shares to Merrill Lynch, he may sell them from time to time on markets where the common stock of Time Warner is traded, or on an exchange in accordance with the rules of the exchange. These shares of Time Warner common stock are being offered for sale from time to time pursuant to this prospectus for the account of Mr. Turner or Merrill Lynch. Time Warner will not receive any of the proceeds from such sales.

          The Time Warner common stock covered by this prospectus is listed on the New York Stock Exchange ("NYSE") under the symbol "TWX". On May 4, 2000, the last sale price for one share of Time Warner common stock was $83.81 as reported on the NYSE Composite Transactions Tape.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is ______, 2000

                               Table of Contents

                                                                          Page
                                                                          ----

Where you can find more information................................           2

Incorporation of certain documents by reference....................           3

The Company........................................................           4

Use of Proceeds....................................................           6

Selling Shareholder................................................           6

Plan of Distribution...............................................           7

Legal Opinions.....................................................           7

Experts............................................................           7


                      WHERE YOU CAN FIND MORE INFORMATION

          Time Warner files reports, proxy statements and other information with the Securities and Exchange Commission pursuant to public reporting requirements of the Securities Exchange Act of 1934. These documents may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

Public Reference Room    New York Regional Office   Chicago Regional Office
450 Fifth Street, N.W.   7 World Trade Center       Citicorp Center, 500 West
Room 1024                Suite 1300                 Madison Street (Suite 1400)
Washington, D.C. 20549   New York, NY 10048         Chicago, Illinois 60661

          Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov".

          Time Warner's common stock is traded on the New York Stock Exchange. Reports, proxy statements and other information concerning Time Warner may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The Securities and Exchange Commission allows Time Warner to "incorporate by reference" information into this prospectus, which means that Time Warner can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus.

          This prospectus incorporates by reference the documents set forth below that Time Warner has previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Time Warner that is not included in or delivered with this prospectus.

Time Warner Inc. (File No. 1-12259)  Period or Date
----------------------------------   --------------
1.  Annual Report on Form 10-K       Year ended December 31, 1999.

2.  Current Reports on Form 8-K      January 10, 2000 (filed January 14, 2000);
                                     January 23, 2000 (filed January 28, 2000);
                                     February 2, 2000 (filed February 10, 2000);
                                     January 10, 2000 (filed February 11, 2000);
                                     March 13, 2000 (filed March 13, 2000);
                                     March 31, 2000 (filed March 31, 2000);
                                     April 12, 2000 (filed April 19, 2000) and
                                     April 19, 2000 (filed April 25, 2000).

3.   The description of Time Warner Inc.
     common stock par value $0.01 per share,
     set forth in Item 4 in the registration
     statement on Form 8-B as filed with the
     Securities and Exchange Commission on
     October 2, 1996 pursuant to Section
     12(b) of the Securities Exchange Act of
     1934, as amended by a Form 8-A/A filed
     with the Securities and Exchange
     Commission on January 31, 2000.

          Time Warner also incorporates by reference additional documents that may be filed with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

          If you are a stockholder, Time Warner may have sent you some of the documents incorporated by reference, but you can obtain any of them through Time Warner, the Securities and Exchange Commission or the Securities and Exchange Commission's Internet web site as described above. Documents incorporated by reference are available from Time Warner without charge, excluding all exhibits, except that if Time Warner has specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from Time Warner at the following address:

                               Time Warner Inc.
                             75 Rockefeller Plaza
                              New York, NY 10019
                           Telephone: (212) 484-6971
                           Attn: Investor Relations

                                  THE COMPANY

          Because the following is a summary of the business of Time Warner, it does not contain all the information that may be important to investors. You should read it together with the detailed information and financial statements referred to or incorporated by reference herein.

Description of Business

          Time Warner is the world's leading media and entertainment company. Time Warner's principal business objective is to create and distribute branded information and entertainment copyrights throughout the world. Time Warner classifies its business interests into six fundamental areas:

     o Cable Networks, consisting principally of interests in cable television programming;

     o Publishing, consisting principally of interests in magazine publishing, book publishing and direct marketing;

     o Music, consisting principally of interests in recorded music and music publishing;

     o Filmed Entertainment, consisting principally of interests in filmed entertainment, television production and television broadcasting;

     o Cable, consisting principally of interests in cable television systems; and

     o Digital Media, consisting principally of interests in Internet-related and digital media businesses.

Investment in TWE

          Time Warner is a holding company that derives its operating income and cash flow from its investments in its subsidiaries, including Time Warner Entertainment Company, L.P., or "TWE", a limited partnership that owns a majority of Time Warner's interests in filmed entertainment, television production, television broadcasting and cable television systems, and a portion of its interests in cable television programming. Time Warner owns general and limited partnership interests in TWE consisting of 74.49% of the pro rata priority capital and residual equity capital, and 100% of the junior priority capital. The remaining 25.51% limited partnership interests in the pro rata priority capital and residual equity capital of TWE are held by a subsidiary of MediaOne Group, Inc. A significant portion of TWE's cable television systems is held by the Time Warner Entertainment -- Advance/Newhouse Partnership, of which TWE is the managing partner and owns a 64.8% interest.

Agreement to Merge with AOL

          On January 10, 2000, Time Warner announced that it had entered into an Agreement and Plan of Merger dated as of January 10, 2000, between America Online, Inc. ("AOL") and Time Warner. Under the terms of the merger agreement, Time Warner and AOL have formed a new holding company, named AOL Time Warner Inc., which wholly owns two subsidiaries. At the closing of the transaction, one of these subsidiaries will merge with and into AOL, and the other subsidiary will merge with and into Time Warner. As a result of the mergers, Time Warner and AOL will each become a wholly owned subsidiary of AOL Time Warner Inc.

          Under the terms of the merger agreement, Time Warner and AOL stock will be converted to AOL Time Warner stock at fixed exchange ratios. Each share of Time Warner common stock will be exchanged for 1.5 shares of AOL Time Warner common stock, and each share of AOL common stock will be exchanged for
1.0 share of AOL Time Warner common stock. Each share of each series of Time Warner Preferred Stock will be converted into one share of a substantially identical series of AOL Time Warner Preferred Stock.

          The mergers are subject to various conditions set forth in the merger agreement, including the adoption of the merger agreement by the stockholders of each of Time Warner and AOL, certain U.S. and foreign regulatory approvals and other customary conditions. It is anticipated that the mergers will be completed during the fall of 2000. Additional information concerning the mergers is contained in Time Warner's Current Report on Form 8-K dated March 31, 2000.

Combination Agreement with EMI

          On January 24, 2000, Time Warner and EMI Group plc announced that they had signed definitive agreements to combine their recorded music and music publishing businesses into a global joint venture. The new company, Warner EMI Music, will be one of the world's leading music companies, with broad domestic and international holdings. The global joint venture will be owned equally by Time Warner and EMI Group. The eleven-member Warner EMI Music board of directors, controlled by Time Warner, will consist of six Time Warner designees and five EMI designees.

          The transaction is subject to certain conditions, including regulatory consents and EMI Group shareholder approval, and is expected to be completed by the end of 2000. Additional information concerning the transaction is contained in Time Warner's Current Report on Form 8-K dated January 23, 2000.

General

          Time Warner's principal executive offices are located at 75 Rockefeller Plaza, New York, New York 10019 and its telephone number is (212) 484-8000.

                                USE OF PROCEEDS

          Time Warner will not receive any of the proceeds from the sale from time to time of the Time Warner common stock offered hereby. All proceeds from the sale of the common stock offered hereby will be for the account of Mr. Turner or Merrill Lynch, as described below. See "Plan of Distribution" described below.

                              SELLING SHAREHOLDER

          Mr. Turner became Vice Chairman of Time Warner upon consummation of its merger with Turner Broadcasting System, Inc. ("TBS") on October 10, 1996. Prior to that, Mr. Turner served as Chairman of the Board and President of TBS from 1970. Mr. Turner has been a director of Time Warner since 1996.

          The following table sets forth as of February 1, 2000, information concerning the beneficial ownership by Mr. Turner of Time Warner common stock.

                                                          Common Stock Beneficially Owned(1)
                                                -------------------------------------------------------
                                                    Number of            Option          Percent of
Name                                                  Shares            Shares(2)           Class
----                                                 --------           ------             ------
R. E. Turner(3)...............................     110,823,084         4,175,000            9.6%


          The following table sets forth information concerning the beneficial ownership by Mr. Turner of Time Warner common stock after completion of the offering covered by this prospectus according to the plan of distribution described below.

                                                          Common Stock Beneficially Owned(1)
                                                -------------------------------------------------------
                                                    Number of            Option          Percent of
Name                                                  Shares           Shares(2)            Class
----                                                 --------          ----------          ------
R. E. Turner(3)...............................     106,823,084         4,175,000            9.3%

--------

     1 Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"). Unless otherwise indicated, beneficial ownership includes both solee voting and sole investment power. This table does not include, unless otherwise indicated, any shares of common stock or other equity securities of Time Warner which may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which Mr. Turner serves as a director or trustee. As of February 1, 2000, the only equity securities of Time Warner beneficially owned by Mr. Turner were shares of Time Warner common stock and options to purchase Time Warner common stock.

     2 Reflects shares of Time Warner common stock subject to options to purchase common stock issued by Time Warner which, on February 1, 2000, were unexercised but were exercisable within 60 days from that date. These shares are excluded from the column headed "Number of Shares." As a result of the Time Warner board of directors' approval of the AOL merger transaction on January 9, 2000, all then outstanding options, by their terms, vested and became excisable.

     3 Includes (a) 579,884 shares of Time Warner common stock owned by a corporation wholly owned by Mr. Turner, (b) 2,600,998 shares of Time Warner common stock held by a trust over which Mr. Turner has sole voting and dispositive control, (c) 6,028,896 shares of Time Warner common stock held by a limited partnership of which Mr. Turner is the sole general partner, (d) 770,000 shares of Time Warner common stock owned by Mr. Turner's wife, (e) 5,000,000 shares of Time Warner common stock held by the Turner Foundation, Inc., of which Mr. Turner is one of six trustees and (f) approximately 230 shares of Time Warner common stock held by a trust under the Time Warner Savings Plan for the benefit of Mr. Turner. Mr. Turner disclaims beneficial ownership of shares held by his wife and the Turner Foundation, Inc.

                             PLAN OF DISTRIBUTION

          Mr. Turner may sell the shares of Time Warner common stock covered by this prospectus to Merrill Lynch if Merrill Lynch exercises certain call options written by Mr. Turner on shares of common stock of Time Warner.

          Merrill Lynch may resell the shares of Time Warner common stock covered by this prospectus or deliver them to persons from whom it borrowed shares of common stock of Time Warner for the purpose of making short sales for its account.

          If Mr. Turner does not sell the shares of Time Warner common stock covered by this prospectus to Merrill Lynch, he may resell the shares from time to time on markets where the common stock of Time Warner is traded or on an exchange in accordance with rules of the exchange at prices related to market prices prevailing at the time of sale. Some or all of the shares may be sold through brokers acting on behalf of Mr. Turner. In connection with such sales, such broker may receive compensation in the form of discounts or commissions from Mr. Turner and may receive commissions from the purchasers of such shares for whom they act as broker or agent (which discounts and commissions are not anticipated to exceed those customary in the types of transactions involved). In addition, any of the shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

          If Merrill Lynch purchases the shares of Time Warner common stock covered by this prospectus from Mr. Turner and then resells the shares, it may do so by any or all of the methods set forth above.

          Any broker-dealers or agents who participate in the distribution of the shares (including Merrill Lynch if it purchases the shares from Mr. Turner and then resells such shares) may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on the sale of the shares by such broker- dealer or agent may be deemed to be underwriting commissions under the Securities Act.

          Mr. Turner will pay the registration fee in connection with the registration of the Time Warner common stock covered by this prospectus. Time Warner will pay all other expenses and fees related to such registration. Time Warner has agreed to indemnify each selling stockholder, each selling stockholder's broker and each of Time Warner's respective officers and directors and any person who controls such selling stockholder against certain liabilities and expenses arising out of or based upon the information set forth or incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part, including liabilities under the Securities Act. Each selling stockholder has agreed to indemnify Time Warner and each other selling stockholder and, in each case, each of its respective officers and directors and any person who controls such person against certain liabilities and expenses arising out of or based upon information specifically provided by such selling stockholder for inclusion in this prospectus and the registration statement of which this prospectus forms a part, including liabilities under the Securities Act.

          Time Warner may, under specified circumstances, determine at any time to suspend the availability of this prospectus for use by Mr. Turner and Merrill Lynch.

                                LEGAL OPINIONS

          Certain legal matters in connection with the Time Warner common stock offered hereby were passed upon for Time Warner by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019.

                                    EXPERTS

          Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedules of Time Warner and TWE included in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their reports, which are incorporated herein by reference. Such consolidated financial statements and schedules are incorporated by reference in reliance on their reports, given on their authority as experts in accounting and auditing.

          Ernst & Young LLP, independent auditors, have audited the consolidated financial statements of America Online, Inc. included in America Online's Annual Report on Form 10-K for the year ended June 30, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. These financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution

          The following statement sets forth the amounts of expenses of Time Warner in connection with the distribution of the common stock. All such expenses, other than the Securities and Exchange Commission registration fee, are estimates. Mr. Turner will pay the registration fee, and the legal and accounting fees and expenses will be paid by Time Warner.

Securities and Exchange Commission registration fee.......         $  90,000.00
Accounting fees and expenses..............................         $   7,500.00
Legal fees and expenses...................................         $  20,000.00
                                                                     ----------
Total expenses............................................         $ 117,500.00


ITEM 15.  Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law (the 'DGCL') provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a 'derivative action'), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

          Article VI of the By-laws of Time Warner requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of Time Warner who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of Time Warner or any predecessor of Time Warner or was serving at the request of Time Warner as a director, officer or employee of any other enterprise.

          Section 102 (b) (7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as Time Warner, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 1, Article X of Time Warner's Restated Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b) (7) of the DGCL.

          The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b) (7) of the DGCL, Article VI of such By-laws and
Section 1, Article X of such Certificate of Incorporation, as applicable.

          The Directors' and Officers' Liability and Reimbursement Insurance Policy of Time Warner is designed to reimburse the registrant for any payments made by it pursuant to the foregoing indemnification. The policy has coverage of $50,000,000.

ITEM 16.          Exhibits.

Exhibit

No.                                                         Description
---------                                                 --------------

  4.1 Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.3 to Time Warner's Post-Effective Amendment No. 1 on Form S-8 to Time Warner's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 11, 1996 (the "1996 S-8 Registration Statement"). 4.2 Certificate of Amendment of Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on May 26, 1999 (which is incorporated herein by reference to Exhibit 3.(i)(b) to Time Warner's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

  4.3 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on May 19, 1997 (which is incorporated herein by reference to Exhibit 3.(i)(c) to Time Warner's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

  4.4 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.4 to Time Warner's 1996 S-8 Registration Statement).

  4.5 Certificate of Amendment of the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series LMC Common Stock of Time Warner as filed with the Secretary of State of the State of Delaware on May 26, 1999 (which is incorporated herein by reference to Exhibit 3.(i)(f) to Time Warner's 1999 Second Quarter Form 10-Q).

  4.6 Certificate of Amendment of the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series LMCN-V Common Stock of Time Warner as filed with the Secretary of State of the State of Delaware on May 26, 1999 (which is incorporated herein by reference to Exhibit 3.(i)(i) to Time Warner's 1999 Second Quarter Form 10-Q).

  4.7 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series A Participating Cumulative Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.7 to Time Warner's 1996 S-8 Registration Statement).

  4.8 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series E Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.9 to Time Warner's 1996 S-8 Registration Statement).

  4.9 Certificate of Correction of the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series E Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on November 13, 1996 (which is incorporated herein by reference to Exhibit 3.(i)(h) to Time Warner's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K")).

  4.10 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series F Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.10 to Time Warner's 1996 S-8 Registration Statement).

  4.11 Certificate of Correction of the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series F Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on November 13, 1996 (which is incorporated herein by reference to Exhibit 3.(i)(j) to Time Warner's 1996 Form 10-K).

  4.12 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series I Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.13 to Time Warner's 1996 S-8 Registration Statement).

  4.13 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series J Convertible Preferred Stock of the Registrant as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.14 to Time Warner's 1996 S-8 Registration Statement).

  4.14 By-laws of Time Warner as of November 19, 1998 (which are incorporated herein by reference to Exhibit 3.(ii) to Time Warner's Annual Report on Form 10-K for fiscal year ended December 31, 1998, as amended by Form 10-K/A dated June 28, 1999 (the "1998 Form 10-K")).

  4.15 Rights Agreement (the "Rights Agreement") dated as of October 10, 1996 between Time Warner and ChaseMellon Shareholder Services L.L.C. ("ChaseMellon") as Rights Agent (which is incorporated herein by reference to Exhibit 4.17 to Time Warner's 1996 S-8 Registration Statement).

  4.16 Amendment No. 1 to the Rights Agreement dated as of December 15, 1998 between Time Warner and ChaseMellon (which is incorporated herein by reference to Exhibit 4.2 to Time Warner's 1998 Form 10-K).
          4.17 Amendment No. 2 to the Rights Agreement dated as of January 21,1999 between Time Warner and ChaseMellon (which is incorporated herein by reference to Exhibit 4.3 to Time Warner's 1998 Form 10-K).
          4.18 Amendment No. 3 to the Rights Agreement dated as of January 10, 2000 between Time Warner and ChaseMellon (which is incorporated herein by reference to Exhibit 4 to Time Warner's Form 8-A/A filed with the Securities and Exchange Commission on January 31, 2000).

   5      Opinion of Cravath, Swaine & Moore.

  23.1    Consent of Ernst & Young LLP.

  23.2    Consent of Ernst & Young LLP.

  23.3    Consent of Counsel (included in Exhibit 5).

   24     Power of Attorney.

ITEM 17.  Undertakings.

     A.   Undertakings Pursuant to Rule 415

          The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (b) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents By Reference

          The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Time Warner's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 5, 2000.

                                        TIME WARNER INC.,

                                          by /s/ James W. Barge
                                            -------------------------------
                                            Name:  James W. Barge
                                            Title: Vice President and
                                                   Controller

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on May 5, 2000 by the following persons in the capacities indicated.

SIGNATURE                             TITLE
-----------------                     --------

(i) Principal Executive Officer:

*                                     Director, Chairman of the Board and Chief
 .............................         Executive Officer
(Gerald M. Levin)

(ii) Principal Financial Officer:

*                                     Executive Vice President and Chief
 .............................         Financial Officer
(Joseph A. Ripp)

(iii) Principal Accounting Officer:

                                      Vice President and Controller

/s/ James W. Barge
-------------------------------
(James W. Barge)

(iv) Directors:

                    *
 .........................................................
     (Merv Adelson)

                    *
 .........................................................
     (J. Carter Bacot)


 .........................................................
     (Stephen F. Bollenbach)

                    *
 .........................................................
     (John C. Danforth)

                    *
 .........................................................
     (Beverly Sills Greenough)


 .........................................................
     (Gerald Greenwald)

                    *
 .........................................................
     (Carla A. Hills)

                    *
 .........................................................
     (Reuben Mark)


 .........................................................
     (Michael A. Miles)

                    *
 .........................................................
     (Richard D. Parsons)


 .........................................................
     (R. E. Turner)


 .........................................................
     (Francis T. Vincent, Jr.)

Constituting a majority of the Board of Directors


* By:  Thomas W. McEnerney
Pursuant to Power of Attorney dated May 5, 2000

                                 Exhibit Index

   Exhibit
     No.                           Description
 ------------                      --------------

     4.1 Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.3 to Time Warner's Post-Effective Amendment No. 1 on Form S-8 to Time Warner's Registration Statement on Form S-4 with the Securities and Exchange Commission on October 11, 1996 (the "1996 S-8 Registration Statement").

      4.2 Certificate of Amendment of Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on May 26, 1999 (which is incorporated herein by reference to Exhibit 3.(i)(b) to Time Warner's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

      4.3 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on May 19, 1997 (which is incorporated herein by reference to Exhibit 3.(i)(c) to Time Warner's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

      4.4 Certificate of Amendment of Restated Certificate of Incorporation of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.4 to Time Warner's 1996 S-8 Registration Statement).

      4.5 Certificate of Amendment of the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series LMC Common Stock of Time Warner as filed with the Secretary of State of the State of Delaware on May 26, 1999 (which is incorporated herein by reference to Exhibit 3.(i)(f) to Time Warner's 1999 Second Quarter Form 10-Q).

      4.6 Certificate of Amendment of the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series LMCN-V Common Stock of Time Warner as filed with the Secretary of State of the State of Delaware on May 26, 1999 (which is incorporated herein by reference to Exhibit 3.(i)(i) to Time Warner's 1999 Second Quarter Form 10-Q).

      4.7 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series A Participating Cumulative Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.7 to Time Warner's 1996 S-8 Registration Statement).

      4.8 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series E Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.9 to Time Warner's 1996 S-8 Registration Statement).

      4.9 Certificate of Correction of the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series E Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on November 13, 1996 (which is incorporated herein by reference to Exhibit 3.(i)(h) to Time Warner's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K")).

      4.10 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series F Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.10 to Time Warner's 1996 S-8 Registration Statement).

       4.11 Certificate of Correction of the Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series F Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on November 13, 1996 (which is incorporated herein by reference to Exhibit 3.(i)(j) to Time Warner's 1996 Form 10-K).

        4.12 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series I Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.13 to Time Warner's 1996 S-8 Registration Statement).

        4.13 Certificate of the Voting Powers, Designations, Preferences and Relative, Participating, Optional or Other Special Rights, and Qualifications, Limitations or Restrictions Thereof, of Series J Convertible Preferred Stock of Time Warner as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.14 to Time Warner's 1996 S-8 Registration Statement).

         4.14 By-laws of Time Warner as of November 19, 1998 (which are incorporated herein by reference to Exhibit 3.(ii) to Time Warner's Annual Report on Form 10-K for fiscal year ended December 31, 1998, as amended by Form 10-K/A dated June 28, 1999 (the "1998 Form 10-K")).

         4.15 Rights Agreement (the "Rights Agreement") dated as of October 10, 1996 between Time Warner and ChaseMellon Shareholder Series L.L.C. ("ChaseMellon") as Rights Agent (which is incorporated herein by reference to Exhibit
                     4.17 to Time Warner's 1996 S-8 Registration Statement).

         4.16 Amendment No. 1 to the Rights Agreement dated as of December 15, 1998 between Time Warner and ChaseMellon (which is incorporated herein by reference to Exhibit 4.2 to Time Warner's 1998 Form 10-K).

         4.17 Amendment No. 2 to the Rights Agreement dated as of January 21,1999 between Time Warner and ChaseMellon (which is incorporated herein by reference to Exhibit 4.3 to Time Warner's 1998 Form 10-K).

         4.18 Amendment No. 3 to the Rights Agreement dated as of January 31, 2000 between Time Warner and ChaseMellon (which is incorporated herein by reference to Form 8-A/A as filed with the Securities and Exchange Commission on January 31, 2000).

          5          Opinion of Cravath, Swaine & Moore.
         23.1        Consent of Ernst & Young LLP.
         23.2        Consent of Ernst & Young LLP.
         23.3        Consent of Counsel (included in Exhibit 5).
         24          Power of Attorney.